Exhibit 99.1

Boeing Accelerates Evaluation of Connexion by Boeing Business

CHICAGO, June 26, 2006 — Boeing will be taking a series of near-term actions as the company accelerates the evaluation of options for the future of its Connexion by Boeing high-speed broadband communications business.

Boeing has pursued the business vigorously, developing technology that has worked well and evolved into a useful product. However, the market for the service has not developed satisfactorily. Therefore, the company will be working in conjunction with customers to thoroughly evaluate the Connexion marketplace and business model to determine next steps.

Meetings are being scheduled with customers across all Connexion business channels—including airline, defense, maritime, corporate aircraft and general aviation—to assess the current state of the market and develop plans that address market conditions. In the meantime, Boeing will limit further commercial expansion of the service.

The full extent of possible changes to the business model associated with this evaluation process—including a sale, partnering arrangement or termination of service—won’t be decided until meetings with customers have taken place. Any financial impact from the company’s decisions will be disclosed at the appropriate time.

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Contact Info:

John Dern

312-544-2002